UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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NEWMIL BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

Reg. (S)    240-14a_101.

SEC 1913 (3-99)

NEWMIL BANCORP, INC.

Notice of Annual Meeting of Shareholders

To the Shareholders of NewMil Bancorp, Inc.:

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders of NEWMIL BANCORP, INC. will be held at the Candlewood Valley Country Club, New Milford, Connecticut on Wednesday, April 30, 2003, at 9:30 a.m., for the purpose of considering and voting on the following matters:

1.	To elect four Directors to serve until the Annual Meeting of Shareholders in 2006 who, with the eight Directors whose terms of office do not expire at this meeting, will constitute the full Board.

2.	To ratify the appointment of PricewaterhouseCoopers, LLP as independent auditors for the year ending December 31, 2003.

3.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 12, 2003, are entitled to notice of and to vote at this meeting or any adjournment thereof.

By order of the Board of Directors,

Betty F. Pacocha

Secretary

New Milford, Connecticut

March 31, 2003

YOUR VOTE IS IMPORTANT. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN REVOKE YOUR PROXY AND VOTE IN PERSON.

NEWMIL BANCORP, INC.

119 Main Street

New Milford, Connecticut 06776

ANNUAL MEETING OF SHAREHOLDERS

April 30, 2003

PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NewMil Bancorp, Inc. (the “Corporation”), a Delaware corporation, for the Annual Meeting of Shareholders of the Corporation to be held at the Candlewood Valley Country Club, New Milford, Connecticut on Wednesday, April 30, 2003, at 9:30 a.m. (the “Meeting”), and any adjournments thereof. This Proxy Statement and the enclosed proxy card are first being given or sent to shareholders on or about March 31, 2003.

The Corporation will bear the costs of soliciting proxies from its shareholders. In addition to this solicitation by mail, proxies may be solicited by Directors, officers and employees of the Corporation and NewMil Bank by personal interview, telephone or telegram. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Corporation’s Common Stock (as hereinafter defined) held of record by such persons, and the Corporation may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

Only holders of Common Stock of record at the close of business on March 12, 2003 (the “Record Date”) are entitled to vote at the Meeting. On that date, there were 4,228,006 shares of the Corporation’s $.50 par value common stock outstanding (the “Common Stock”). All shares of Common Stock outstanding carry voting rights and all shareholders are entitled to one vote per share of Common Stock held by such shareholder on each matter submitted to vote. Pursuant to the Corporation’s Bylaws, a majority of the outstanding shares entitled to vote, present either in person or by proxy, will constitute a quorum for transacting business at the Meeting.

Shares represented by properly executed proxies in the enclosed form will be voted in accordance with any specifications made therein. Proxies that contain no directions to the contrary will be voted FOR the election of all nominees for Director and FOR the ratification of the appointment of PricewaterhouseCoopers, LLP (“PricewaterhouseCoopers”) as the Corporation’s independent auditors for the fiscal year ending December 31, 2003. If any other business is properly presented at this Meeting, the Proxy shall be voted in accordance with the recommendations of management.

A shareholder who executes and returns a proxy on the enclosed form has the power to revoke it at any time before it is voted at the Meeting by filing with the Secretary of the Corporation an instrument revoking it, or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute the revocation of a proxy. Voting by those present during the conduct of the Meeting will be by ballot.

The Corporation and the Bank both support the importance of effective corporate governance. The Corporation and the Bank have followed closely the developments surrounding the Sarbanes-Oxley Act of 2002, which codify to a greater extent than ever before corporate governance rules. The Board of Directors of the Corporation and the Bank have participated in education sessions and strategic planning sessions on the Sarbanes-Oxley legislation and proposed NASDAQ rules. The Corporation and the Bank believe they are currently in compliance with all Sarbanes-Oxley and NASDAQ rules currently in place, and will be in compliance on a fully phased-in basis as additional rules become effective.

PRINCIPAL SHAREHOLDERS

The following table shows those persons known to the Corporation (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) to be the beneficial owners of more than five percent of the Common Stock as of the most recent practicable date, which is March 6, 2003. In preparing the following table, the Corporation has relied on information supplied in public filings filed by such persons with the Securities and Exchange Commission and other information available to it. According to this information, each person listed below is believed to have sole voting and investment powers with respect to shares beneficially owned except as noted.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class

Dimensional Fund Advisors Inc.	280,000	(1)	6.62%
1299 Ocean Avenue, 11th Floor,
Santa Monica, CA 90401
First Manhattan Asset Company	261,250	(2)	6.18%
437 Madison Ave
New York, NY 10022

(1)	Dimensional Fund Advisors Inc.’s beneficially owned shares are based on a Securities and Exchange Commission 13F filing for the quarter ended December 31, 2002. Dimensional Fund Advisors Inc. (“Dimensional”), a registered investment advisor, is deemed to have beneficial ownership of 280,000 shares of NewMil Bancorp, Inc. Common Stock as of December 31, 2002, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for each of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
(2)	First Manhattan Asset Company’s beneficially owned shares are based on a Securities and Exchange Commission 13F filing for the quarter ended December 31, 2002. First Manhattan Asset Company (“First Manhattan”), a registered investment advisor, is deemed to have beneficial ownership of 261,250 shares of NewMil Bancorp, Inc. Common Stock as of December 31, 2002, all of which shares are held in investment portfolios of First Manhattan clients.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

In accordance with the Corporation’s Bylaws and the applicable laws of Delaware, responsibility for the management of the Corporation is vested in the Board of Directors. During 2002 the Board of Directors of the Corporation held twelve (12) regular and special meetings. The Board of Directors of the Corporation is comprised of the same individuals who serve on the Board of Directors of the Corporation’s wholly owned subsidiary, NewMil Bank (the “Bank”). Each Director attended at least 75 percent of the meetings of the Board of Directors of the Corporation and any committee(s) of which he or she was a member.

During 2002 many matters ordinarily dealt with by subcommittees of each Board of Directors were dealt with by the Board of Directors as a committee of the whole. The committees of the Corporation’s Board of Directors are the Audit Committee, the Investment Committee, the Nominating Committee, and the Salary and Benefits Committee. The committees of the Bank’s Board of Directors are the Audit Committee, the Community Reinvestment Act Committee, the Investment Committee, the Loan Committee, the Nominating Committee, the Salary and Benefits Committee, and the Trust Committee.

The Corporation’s and Bank’s Joint Audit Committee met six (6) times during 2002. The Audit Committee is responsible, amongst other things, for oversight of: internal accounting controls; the internal audit function; the selection of independent accountants; the results of the annual audit examination; and relationships with state and federal regulatory agencies. The members of the Corporation’s Audit Committee are Joseph Carlson II, Kevin L. Dumas, Laurie G. Gonthier, Paul N. Jaber and Robert J. McCarthy.

The Corporation’s Nominating Committee met one (1) time during 2002. The Corporation’s Nominating Committee recommends to the Corporation’s Board of Directors candidates for director either to be elected at annual meetings of shareholders or to be appointed by the Board of Directors from time to time for the purpose of filling any vacancy on the Board of Directors. Vacancies in directorships may be filled, until the expiration of the term of the vacated directorship, by a vote of a majority of the directors then in office. The members of the Corporation’s Nominating Committee are Herbert E. Bullock, Joseph Carlson II, Suzanne L. Powers and Mary C. Williams.

The Corporation’s Salary and Benefits Committee met one (1) time during 2002. The Corporation’s and the Bank’s Salary and Benefits Committees make recommendations to their respective Boards of Directors on compensation for officers and employees, and on benefit plans for employees of the Corporation and the Bank. The Bank’s Salary and Benefits Committee administers the 1986 Stock Option Plan for officers and key employees of the Bank, which includes recommendations for the granting of stock options. The members of the Salary and Benefits Committee are Kevin L. Dumas, Laurie G. Gonthier, Suzanne L. Powers and Mary C. Williams.

The Corporation’s Investment Committee met one (1) time during 2002. The Bank’s Investment Committee met twelve (12) times during 2002. The Corporation’s Investment Committee approves investment policy and monitors the performance of the Corporation’s investment portfolio. The Corporation had no investment portfolio during 2002. The Bank’s Investment Committee approves investment, liquidity and interest rate risk policies and monitors the performance of the Bank’s investment portfolio, liquidity and interest rate risk positions. The members of the Corporation’s and the Bank’s Investment Committees are Joseph Carlson II, Kevin L. Dumas, Laurie G. Gonthier, Paul N. Jaber, Robert J. McCarthy and Francis J. Wiatr.

The Bank’s Loan Committee met thirteen (13) times during 2002. The Bank’s Loan Committee approves the loan policies of the Bank, approves certain loans and reviews all reports on the loan portfolio. The members of the Bank’s Loan Committee are Herbert E. Bullock, Joseph Carlson II, Kevin L. Dumas, Paul N. Jaber, Robert J. McCarthy, John J. Otto, Suzanne L. Powers and Francis J. Wiatr.

Matters ordinarily dealt with by the Bank’s Trust Committee were dealt with during 2002 by the Bank’s Board of Directors as a committee of the whole. The Bank’s Board of Directors met one (1) time during 2002 to consider Trust matters. The Trust Committee approves trust policy and reviews trust accounts. The Bank had no trust accounts during 2002. The members of the Bank’s Trust Committee are Herbert E. Bullock, John J. Otto, Suzanne L. Powers and Anthony M. Rizzo.

The Bank’s Community Reinvestment Act Committee (“CRA”) met four (4) times during 2002. The committee was formed as a means of assuring compliance with the requirements of the Community Reinvestment Act. The members of the Bank’s CRA Committee are Herbert E. Bullock, John J. Otto, Betty F. Pacocha, Anthony M. Rizzo and Francis J. Wiatr.

Directors Compensation

The practice at NewMil Bank has been to recruit directors best able to provide the oversight necessary to insure the Corporation meets all of its fiduciary obligations to shareholders.

When recruiting a director it is generally thought that, subject to shareholder approval, the director will become a long-term fiduciary of the Corporation. In this manner the director can serve on a variety of committees over time and bring objective oversight or specific knowledge to the oversight function.

The responsibilities from a fiduciary standpoint are significant. The Sarbanes-Oxley Act of 2002 has sections adding to the responsibilities and potential liabilities of corporate directors. As a result, the Corporation’s philosophy is to pay competitive retainer fees and incent the directors long range through stock options grants to more closely align the directors interests with those of the shareholders, as is the case with executive management compensation.

Each non-employee director received a stipend of $10,500 for 2002. Directors also received $650 for each Board meeting attended and $350 for each additional committee meeting attended. Officers of the Corporation who are also directors receive no compensation as directors.

Additionally, each non-employee director receives options to purchase 2,000 shares of the Corporation’s Common Stock on an annual basis under the 1992 Stock Option Plan for Outside Directors. Option grants are made to all non-employee directors at the beginning of each fiscal year at an exercise price equal to the stock’s then fair market value. No options were granted to the non-employee directors during 2003 because there were insufficient options available under the plan.

Director Split-Dollar Life Insurance Agreements

Effective January 1, 2002, the Bank purchased insurance on the lives of its 10 non-employee Directors and entered into split-dollar insurance agreements with them. The Bank fully paid the premiums for the 10 policies with one lump sum premium payment of $2.47 million. The premium paid is not recorded as an expense. Under the split-dollar insurance agreements, policy interests are divided between the Bank and each Director. The death benefit of each Director is fixed at $250,000, payable directly by the insurance company to the Director’s named beneficiary. As a consequence, the Bank has no benefit obligation to the Director. A Director who is removed for cause or whose re-nomination is withheld for cause forfeits all benefits under the split-dollar insurance arrangement.

The Bank will receive the remainder of the death benefits after payment of the fixed $250,000 benefit to the Director’s beneficiary. The Bank expects to recover from its portion of the policies’ death benefits the entire premium. The Bank also owns the cash surrender value, including accumulated policy earnings. As it does in the case of any whole life insurance policy, the cash surrender value increases over time. Because it is the intention of the Bank to hold the bank-owned life insurance until the death of the insureds, increases in cash surrender value should be tax-free income under current tax law. This compares to the taxable gain that the Bank would recognize for assets in traditional taxable investments such as U.S. Treasury or agency securities. The Bank expects that collection of death benefits on the policies, which is likewise tax free under current federal and state income taxation, will further enhance the Bank’s return.

PROPOSAL 1

ELECTION OF DIRECTORS

The Certificate of Incorporation and the Bylaws of the Corporation provide for the election of directors by the shareholders. For this purpose, the Board of Directors is divided into three classes, as nearly equal in size as possible, with one class elected each year for a three-year term, to hold office until the end of such term and until successors have been elected and qualified. The terms of office of the members of one class expire and a successor class is elected at each annual meeting of the shareholders. The Corporation’s Bylaws contain a special provision applicable only to a Director who is also an officer of the Corporation; in such case, the officer/Director shall be deemed to have resigned as a Director should he or she, for any reason, no longer be an officer of the Corporation.

At the Meeting, the terms of four Directors, Herbert E. Bullock, Kevin L. Dumas, John J. Otto and Francis J. Wiatr expire. They have been nominated to be elected each for a three-year term, expiring at the annual meeting in 2006. In the event that any nominee for director is unable or declines to serve, which the Board of Directors has no reason to expect, the attorneys named in the proxy will vote for a substitute designated by the present Board of Directors.

Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with certain notice procedures set forth in the Bylaws. Such nominations, other than those made by or at the direction of the Board of Directors, must be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the Corporation’s principal executive offices not fewer than 60 days nor more than 90 days prior to the annual meeting; provided, however, that if fewer than 50 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the Meeting was mailed or such public disclosure was made. A shareholder’s notice must set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such person, (iv) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; and (v) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) as to the shareholder giving the notice (i) the name and address of such shareholder, as they appear on the Corporation’s books, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such shareholder.

The following tables set forth information as of the most recent practicable date (March 6, 2003) based upon the Corporation’s and the Bank’s books and records and information provided by the Directors and executive officers, regarding the nominees for election as directors at the Meeting and each Director continuing in office. The tables include the total number and percentage of shares of Common Stock beneficially owned by each nominee and by all Directors and executive officers as a group. Each person has sole voting and investment powers with respect to shares listed as being beneficially owned by them, except as indicated in the notes following the tables.

NOMINEES FOR ELECTION FOR A THREE YEAR TERM

Name	Positions Held With the Corporation and the Bank; Principal Occupation During the Past Five Years and Directorships	Age	Has Served as a Director Since		Term Will Expire At the Annual Meeting In*	Shares of Common Stock Beneficially Owned as of March 6, 2003		Percent of Common Stock Beneficially Owned
Herbert E. Bullock	Director; Employee, Echo Bay Marina, New Milford, CT	68	1987	(1)	2006	16,400	(2)	0.39%
Kevin L. Dumas	Director; Owner of Dumas & Company, Certified Public Accounts; Former Director of NMBT Corporation	46	2000	(3)	2006	19,500	(4)	0.46%
John J. Otto	Director; President of The Otto Company; Former Director of Nutmeg Federal Savings and Loan Association	67	2000	(5)	2006	30,377	(6)	0.72%
Francis J. Wiatr	Director; Chairman, President, and CEO of the Corporation and Bank	52	1994	(7)	2006	152,150	(8)	3.48%

*	Assumes election at Annual Meeting.
(1)	Mr. Bullock has been a Director of the Corporation since its formation in 1987. Mr. Bullock has been a Director of the Bank since 1972.
(2)	Includes 400 shares held jointly by Mr. Bullock with his spouse and options to purchase 16,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.
(3)	Mr. Dumas was elected a Director of the Corporation and the Bank by the Board of Directors on June 21, 2000, to fill a vacancy.
(4)	Includes 12,000 shares held directly by Mr. Dumas, 500 shares held jointly with his brother and options to purchase 7,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.
(5)	Mr. Otto was elected a Director of the Corporation and the Bank contemporaneously with the Corporation’s acquisition of Nutmeg Federal Savings & Loan Association on November 9, 2000.
(6)	Includes 26,377 shares held directly by Mr. Otto and options to purchase 4,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.
(7)	Mr. Wiatr was appointed President of the Corporation and President and Chief Executive Officer (“CEO”) of the Bank on March 21, 1994. He was appointed Chairman and CEO of the Corporation and Chairman of the Bank on August 5, 1997.
(8)	Includes 7,150 shares held directly by Mr. Wiatr and options to purchase 145,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.

DIRECTORS CONTINUING IN OFFICE

Name	Positions Held With the Corporation and the Bank; Principal Occupation During the Past Five Years and Directorships	Age	Has Served as a Director Since		Term Will Expire At the Annual Meeting In	Shares of Common Stock Beneficially Owned as of March 6, 2003		Percent of Common Stock Beneficially Owned
Joseph Carlson II	Director; Former Vice Chairman and CFO of Centerbank and Center Financial	63	1997		2005	23,000	(1)	0.54%
Laurie G. Gonthier	Director; Vice President- Investments for Paine Webber, Middlebury, CT	53	1990		2004	33,000	(2)	0.78%
Paul N. Jaber	Director; Attorney; Former Chairman of Nutmeg Federal Savings & Loan Association	60	2000	(3)	2004	72,816	(4)	1.72%
Robert J. McCarthy	Director; Former Chairman, President and Chief Operating Officer of Norco Inc., Georgetown, CT	59	1999		2004	57,700	(5)	1.36%
Betty F. Pacocha	Director; Secretary of the Corporation and Executive Vice President and Secretary of the Bank	69	1997	(6)	2005	26,126	(7)	0.62%
Anthony M. Rizzo	Director; CEO of A.M. Rizzo Electrical Contractors; Former Director of Nutmeg Federal Savings and Loan Association	62	2000	(8)	2005	109,075	(9)	2.58%
Suzanne L. Powers	Director; Attorney; Former Judge of Probate	64	1988		2004	36,000	(10)	0.85%
Mary C. Williams	Director; Former Vice President of J & J Log and Lumber Corp.	63	1990		2005	86,000	(11)	2.03%
All Directors and Executive Officers as a Group (19 Persons)						792,023	(12)	17.30	%(13)

(1)	Includes 10,000 shares held directly by Mr. Carlson and options to purchase 13,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.
(2)	Includes 11,500 shares held directly by Mr. Gonthier, 5,000 shares held jointly with his spouse, 500 shares held as custodian for his son and options to purchase 16,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.
(3)	Mr. Jaber was elected a Director of the Corporation and the Bank contemporaneously with the Corporation’s acquisition of Nutmeg Federal Savings & Loan Association on November 9, 2000.
(4)	Includes 7,828 shares held by the Profit Sharing Plan of the law firm of Cutsumpas, Collins, Hannafin, Jaber and Tuozzolo, 60,988 held directly by Mr. Jaber and options to purchase 4,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.
(5)	Includes 24,000 shares held jointly by Mr. McCarthy with his spouse, 24,700 shares held by family members where Mr. McCarthy has Power of Attorney for those shares and options to purchase 9,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.

(6)	Ms. Pacocha has been an employee of the Bank since 1961 and she has served as Secretary of the Corporation since 1992.
(7)	Includes 16,626 shares held directly by Ms. Pacocha and options to purchase 9,500 shares of Common Stock exercisable within 60 days of the most recent practicable date.
(8)	Mr. Rizzo was elected a Director of the Corporation and the Bank contemporaneously with the Corporation’s acquisition of Nutmeg Federal Savings & Loan Association on November 9, 2000.
(9)	Includes 105,075 shares held jointly by Mr. Rizzo and his spouse and options to purchase 4,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.
(10)	Includes 5,000 shares held directly by Ms. Powers, 14,000 shares held jointly by Ms. Powers with her spouse, 5,000 shares held by Ms. Powers’ spouse and options to purchase 12,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.
(11)	Includes 70,000 shares held directly by Ms. Williams and options to purchase 16,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.
(12)	Includes 351,000 shares issuable upon the exercise of options exercisable by such persons within 60 days of the most recent practicable date.
(13)	For the purpose of calculating the percentage of Common Stock beneficially owned by the directors and executive officers as a group, the total number of shares outstanding includes 351,000 shares issuable upon the exercise of options that may be exercised by such persons within 60 days of the most recent practicable date (the “Option Shares”).

THE NOMINEES FOR DIRECTOR MUST BE ELECTED BY A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSED NOMINEES.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Corporation’s Directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation’s equity securities (collectively referred to as the “Insiders”), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of the Corporation. Insiders are required by the Exchange Act to furnish the Corporation with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, the Corporation believes that during 2002 all Section 16(a) required filings applicable to the Corporation’s Insiders were made on time, except for the following: A Form 4, Statement of Changes of Beneficial Ownership of Securities, for Robert J. McCarthy concerning the sale of shares was not filed. A Form 5, Annual Statement of Beneficial Ownership of Securities, for Robert J. McCarthy was filed to report this change in beneficial ownership.

EXECUTIVE COMPENSATION

The following Cash Compensation Table sets forth cash compensation and certain other compensation paid or accrued by the Corporation or the Bank for services in all capacities rendered during the years ended December 31, 2002 and 2001, the six month period ended December 31, 2000, and the year ended June 30, 2000, to the Corporation’s CEO and the four most highly compensated executive officers of the Corporation and the Bank, other than the CEO, whose annualized cash compensation for the year ended December 31, 2002, determined in accordance with Item 402 of SEC Regulation S-K exceeded $100,000 (together, the “Named Executives”).

Summary Compensation Table

		Annual Compensation Awards				Long Term Compensation
(a)	(b)	(c)	(d)		(e)	(g)	(i)
Name and Principal Position	Fiscal period ended	Salary($)	Bonus($)		Other Annual Compensation ($)(6)	Options/ SARs(#)	All Other Compensation ($)(7)
Francis J. Wiatr Chairman, President and CEO of the Corporation and the Bank	12/31/2002 12/31/2001 12/31/2000 6/30/2000	$325,000 215,000 106,761 208,846	$125,000 150,000 — 125,000	(1) (2) (3)	$ — — — —	— — — —	$12,751 9,979 5,214 6,743

B. Ian McMahon Senior Vice President & CFO of the Bank	12/31/2002 12/31/2001 12/31/2000 6/30/2000	130,000 130,000 62,115 118,654	70,000 — 10,000 15,000	(1) (4) (5)	— — — —	— — — —	5,629 5,652 3,292 4,156

Betty F. Pacocha Executive Vice President & Secretary of the Bank	12/31/2002 12/31/2001 12/31/2000 6/30/2000	140,000 110,000 54,077 107,231	50,000 75,000 — 60,000	(1) (2) (5)	— — — —	— — — —	7,868 6,491 2,468 3,886

Roberta J. Reed Senior Vice President of the Bank	12/31/2002 12/31/2001 12/31/2000 6/30/2000	102,500 97,500 48,750 97,500	50,000 50,000 — —	(1) (2)	— — — —	— — — —	3,935 3,200 1,700 2,685

Terrence J. Shannon Senior Vice President of the Bank	12/31/2002 12/31/2001 12/31/2000 6/30/2000	115,000 100,000 48,923 95,039	35,000 35,000 10,000 20,000	(1) (2) (4) (5)	— — — —	— — — —	6,785 5,342 4,006 7,049

(1)	Mr. Wiatr, Mr. McMahon, Ms. Pacocha, Ms. Reed and Mr. Shannon received performance bonuses of $125,000, $70,000, $50,000, $50,000 and $35,000, respectively, for the year ended December 31, 2002.
(2)	Mr. Wiatr, Ms. Pacocha, Ms. Reed and Mr. Shannon received performance bonuses of $150,000, $75,000, $50,000 and $35,000, respectively, for the year ended December 31, 2001.
(3)	Mr. Wiatr will receive a performance bonus of $125,000 for the year ended June 30, 2000; the payment of which is deferred until October 31, 2004, or such time the Board determines that stock performance of the Corporation reaches certain thresholds.
(4)	Messrs. McMahon and Shannon received performance bonuses of $10,000 and $10,000, respectively, for the six month period ended December 31, 2000.
(5)	Mr. McMahon, Ms. Pacocha and Mr. Shannon received performance bonuses of $15,000, $60,000 and $20,000, respectively, for the year ended June 30, 2000.
(6)	Perquisites and other personal benefits paid to the Named Executives did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonuses reported for the Named Executive for the year ended December 31, 2002.

(7)	The amounts reported for All Other Compensation include the following: (i) Term life insurance premiums paid by the Corporation or the Bank in the years ended December 31, 2002 and 2001, the six month period ended December 31, 2000, and the year ended June 30, 2000, on behalf of each of the named executives: Mr. Wiatr, $2,383, $1,049, $969 and $1,937, respectively; Mr. McMahon, $429, $252, $276 and $552, respectively; Ms. Pacocha, $3,505, $2,591, $333 and $629, respectively; Ms. Reed, $735, $400, $400 and $835, respectively; and, Mr. Shannon, $2,185, $1,188, $2,081 and $4,162, respectively; and (ii) Contribution match paid by the Bank under the Bank’s 401K Plan in the years ended December 31, 2002 and 2001, six month period ended December 31, 2000, and year ended June 30, 2000 on behalf of the named executives: Mr. Wiatr, $10,368, $8,930, $4,246 and $4,806, respectively; Mr. McMahon, $5,200, $5,400, $3,016 and $3,604, respectively; Ms. Pacocha, $4,363, $3,901, $2,135 and $3,257, respectively; Ms. Reed, $3,200, $2,800, $1,300 and $1,850; and, Mr. Shannon, $4,600, $4,154, $1,985 and $2,887, respectively.

The following table provides detailed information concerning stock options exercised by the Named Executives during the year ended December 31, 2002. This table also provides information concerning the number and value of specified exercisable (“vested”) and unexercisable (“unvested”) stock options at December 31, 2002. Finally, this table reports the value of unexercised “in-the-money” stock options at December 31, 2002, which represents the positive spread between the exercise price of any such existing stock options and the fair market value of the Corporation’s Common Stock on December 31, 2002 (represented by the average of the bid and asked price, $19.885).

Aggregated Option/SAR Exercises During Year Ended December 31, 2002

(a)	(b)	(c)	(d)	(e)
Name	Shares Acquired on Exercise(#)	Value(2) Realized($)	Number of Unexercised Options/SARs at December 31, 2002 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at December 31, 2002 Exercisable/Unexercisable(1)
Francis J. Wiatr	—	$—	145,000/0	$2,022,075/$—
Terrence J. Shannon	—	—	26,000/0	313,635/—
B. Ian McMahon	1,500	22,200	21,000/0	244,335/—
Betty A. Pacocha	3,500	43,400	13,500/0	170,948/—
Roberta J. Reed	—	—	8,500/5,000	68,554/7,400

(1)	Based on the average of the bid and asked price of the Corporation’s common stock as reported on The Nasdaq Stock Market on December 31, 2002.
(2)	Based on the closing price of the Corporation’s common stock as reported on The Nasdaq Stock Market on the exercise date(s).

Options/SAR Grants

The following table provides information on securities authorized for issuance under the Corporation’s equity compensation plans.

Equity Compensation Plan Information

(as of December 31, 2002)

Plan Category	Number of Securities to be issued upon exercise of outstanding options	Weighted-Average exercise price of outstanding options	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
NewMil’s 1986 Stock	(a)	(b)	(c)
Option and Incentive
Plan and NewMil’s 1992
Stock Option Plan to	439,282(1)	$9.16	63,663
Outside Directors
Approved by
Shareholders

(1)	Includes 48,382 options that were granted in 2002 but have not yet vested. The vesting of such options is contingent upon continued service with NewMil, and will fully vest on the second anniversary of the date of grant.

NewMil’s 1986 Stock Option and Incentive Plan (“Employee Plan”) authorizes the granting of both incentive and non-incentive options and stock appreciation rights (SARs) to officers and other key employees by the Salary and Benefits Committee of the Board. During the last three years there were no SARs granted to any employee under the Employee Plan by the Salary and Benefits Committee of the Board. The Employee Plan provides for the granting of options to purchase shares of Common Stock for terms of up to 10 years at an exercise price not less than 85% of the fair market value of NewMil’s stock on the date of the grant. NewMil’s 1992 Stock Option Plan for Outside Directors (“Director Plan”) provides for automatic grants of 2,000 options each January 1st to each non-employee Director, provided options are available. The Director Plan provides for the granting of options to purchase shares of Common Stock for terms of up to 10 years at an exercise price of not less than the fair market value (average of the bid and ask price) of NewMil’s stock on the date of the grant. The options are fully vested six months after the time of the grant.

The following table provides detailed information concerning stock options granted to the Named Executives pursuant to the Employee Plan during the year ended December 31, 2002. In addition, in accordance with SEC rules, this table shows potential realizable gains that would exist for these options for the Named Executives. These potential gains are based on assumed annualized rates of stock price appreciation of 5% and 10% from the date the options were granted over the full 10-year option term.

Options/SAR Grants in Fiscal Year Ended December 31, 2002

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation Over Option Term
(a)	(b)		(c)	(d)	(e)	(f)	(g)
Name	Options Granted(#)(1)		% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)(2)	10% ($)(2)
Roberta J. Reed	5,000	(3)	10.2	18.405	3/20/2022	57,874	146,664

(1)	Options granted pursuant to the Employee Plan will terminate on the earlier of ten years from the date of grant or three months following the employee’s ceasing to be employed by the Corporation or the Bank. Under the terms of the Employee Plan, the Salary and Benefits Committee retains limited discretion to modify the terms of outstanding options, including the repricing of options, under certain conditions.
(2)	The resulting stock price for the grant expiring on March 20, 2022, would be $29.980 at 5% and $47.738 at 10% compounded annually for 10 years.
(3)	Represents stock options granted on March 20, 2002, based on performance for the 2001 fiscal year.

Employment Agreements

The Corporation entered into an employment agreement dated as of July 1, 2002, with Mr. Wiatr, superseding the employment agreement with the Bank dated March 28, 1994, as amended October 20, 1996, and further amended August 3, 1998. Mr. Wiatr’s employment agreement provides for:

•	a base salary of $325,000 during its term, or such greater amount as may be agreed upon from time to time; and

•	participation throughout the term of the employment agreement in any and all officer or executive compensation, bonus, incentive, and benefit plans, including without limitation plans providing pension, medical, dental, disability, and group life benefits, and 401(k) retirement plans

Mr. Wiatr also agrees to serve as a director of the Corporation and the Bank for as long as he continues as an officer of the Corporation and the Bank.

With an original term of three years from July 1, 2002, Mr. Wiatr’s employment agreement renews automatically for successive one-year periods at each anniversary date, unless the board of the Corporation gives Mr. Wiatr written notice before automatic renewal that the term of the employment agreement will not be extended. As a result of automatic renewals, the employment agreement has a new three-year term at each anniversary. The employment agreement contains a legal fee reimbursement provision for litigation or other legal action associated with the interpretation, enforcement, or defense of Mr. Wiatr’s rights under the agreement up to a maximum of $500,000.

If Mr. Wiatr’s employment is terminated without cause, or if Mr. Wiatr terminates employment for good reason, Mr. Wiatr’s base salary and other benefits will continue for a period of 36 months from the date of termination (other than continued participation in 401(k) retirement plan(s) or any stock plans). Additionally, Mr. Wiatr would be entitled to a cash-out payment equal to the value of unvested stock options or stock awards and unvested contributions to his 401(k) plan account as of the effective date of termination, each payable in a single lump sum within 90 days after his termination of employment. The Corporation must also provide Mr. Wiatr with outplacement assistance in the amount of $25,000. Mr. Wiatr may terminate his employment with 30 days’ advance written notice to the Corporation, whether with or without good reason. For purposes of the employment agreement, termination for good reason means a material reduction in his salary or benefits; involuntary reduction or discontinuance of his participation in any officer or employee benefit plans; transfer to a location more than 15 miles from the Corporation’s principal executive offices; a change in his status or responsibilities without his consent; a material breach of the employment agreement by the Corporation that is not corrected within a reasonable time; failure to obtain assumption of the Corporation’s obligations under the employment agreement by any successor; or termination of his employment effected in a manner that does not satisfy the terms of the employment agreement.

Mr. Wiatr’s employment agreement provides that if the Corporation experiences a change in control, Mr. Wiatr will be entitled to receive a lump sum cash payment equal to three times his annual compensation, which includes his base salary at the time of the change in control, and any bonuses or incentive compensation earned for the calendar year immediately preceding the year in which the change in control occurs. The change-in-control payment will be paid to Mr. Wiatr no later than five days after the change in control occurs or is deemed to have occurred. In addition, Mr. Wiatr becomes fully vested in any qualified and non-qualified plans, programs, or arrangements which he participated in which do not address the effect of a change in control. The Corporation will also contribute or cause to be contributed to Mr. Wiatr’s 401(k) plan account the matching and profit-sharing contributions that would have been paid had his employment not terminated prior to the end of the plan year, and cause to be continued life, health, and disability coverage substantially identical to the coverage maintained by the Corporation for Mr. Wiatr before his termination. A change in control under the employment agreement means any of the following events occur:

1)     NewMil Bancorp, Inc. shall have merged into or consolidated with another corporation, or merged another corporation into NewMil Bancorp, Inc., on a basis whereby 50% or less of the total voting power of the surviving corporation is held by persons who were shareholders of NewMil Bancorp, Inc. before the merger or consolidation;

2)     a report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or required to be filed under sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing persons or persons acting in concert has or have become the beneficial owner of 25% or more of a class of NewMil Bancorp, Inc. voting securities;

3)     during any period of two consecutive years, individuals who at the beginning of the two-year period constitute the board of NewMil Bancorp, Inc. cease for any reason to constitute at least a majority of the board, unless the election of each director who was not a director at the beginning of the two-year period is approved in advance by at least two thirds of the directors then in office who were Directors at the beginning of the two-year period; or

4)     NewMil Bancorp, Inc. shall have sold substantially all of its assets to a third party.

Change-in-control payments are not limited to amounts that would be fully deductible for federal income tax purposes pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, and the Corporation will be additionally obligated to reimburse Mr. Wiatr for any excise tax he incurs on such payments pursuant to Section 280G and related I.R.C. provisions. Under the terms of the employment agreement, Mr. Wiatr is not entitled to duplicate compensation and benefit payments if his employment is terminated without cause or if he terminates employment with good reason within 24 months after a change in control.

The Bank has also entered into change of control agreements with Ms. Pacocha, Ms. Reed, Mr. McMahon and Mr. Shannon and one other executive officer of the Bank. The agreements provide that, in the event of a change in control of the Corporation or Bank, the executive will be entitled to a lump sum cash payment equal to a multiple times the executive’s annual compensation. For the purpose of these agreements, annual compensation means his or her annual base salary on the date of the Change in Control or date of termination, whichever amount is greater, plus any bonuses or incentive compensation earned for the calendar year immediately before the year in which the Change in Control occurred, or immediately before the year in which termination of employment occurred, whichever amount is greater, regardless of when the bonus or incentive compensation was paid. Ms. Pacocha, Ms. Reed, Mr. McMahon and Mr. Shannon will be entitled to multiples of 1, 1, 2.99 and 1.5, respectively, times their annual compensation. In no event shall such payments be made in an amount that would cause them to be deemed non-deductible “excess parachute payments” under Section 280G of the Internal Revenue Code, as amended.

Executive Group Term Carve-Out Split Dollar Life Insurance Agreements

The Corporation believes that adequate life insurance for key executives is an essential component of the compensation necessary to retain and reward excellent executive officer service. Bank executives have life insurance benefits under the group term life insurance program available to employees generally. Under current federal income tax law, a corporation may provide its employees with a group term life insurance death benefit of up to $50,000 on a tax-free basis. But the cost of providing a death benefit exceeding $50,000 is taxed currently to the employee as ordinary income. The executive group term carve-out split dollar life insurance plan supplements the executives’ rights under the basic group term life insurance program available to employees generally, replacing the taxable portion of the group term life insurance plan with permanent life insurance, reducing the annually increasing expense of group term life insurance, and replacing it with an earning asset.

Effective January 1, 2002, the Bank purchased insurance policies on the lives of seven executive officers, making a single premium payment of $2.54 million. The officers covered by the group term carve-out split dollar insurance include the five executive officers named in the Summary Compensation Table above. The Bank and the executives share rights to death benefits payable under the policies. An executive’s beneficiaries will receive an aggregate amount equal to —

(a) for death before retirement: If the executive dies while actively employed by the Bank, his or her beneficiaries will receive either $1,000,000 or an amount equal to twice the officer’s current annual salary at the time of death, whichever amount is less, in either case less the executive’s $50,000 group term life insurance benefit under the Bank’s basic group term life insurance plan, and

(b) for death after normal retirement at age 65, for death after reaching age 55 with 10 years of service, for death after termination due to disability, or for death after termination of service within three years after a change in control: If the executive is no longer employed by the Bank at the time of death, his or her beneficiaries will receive either $1,000,000 or an amount equal to the executive’s salary at the time his or her employment terminated, whichever amount is less. However, the death benefit will be payable to the executive’s beneficiaries if and only if the executive’s termination satisfied one of three conditions: (1) the executive’s employment terminated within three years after a change in control, or (2) the executive terminated employment after having reached age 55 with at least 10 years of service to the Bank, or after having reached age 65 regardless of years of service, or (3) the executive’s employment terminated because of disability.

No death benefits are payable, however, if the executive’s employment terminated for cause. The term “change in control” has the same meaning in the group term carve-out plan as it has for purposes of the CEO’s Employment Agreement, discussed above.

The Bank will receive the remainder of death benefits payable under the group term carve-out split dollar insurance. The Bank expects to recover in full the premium paid by it from the Bank’s portion of the death benefits, or upon the cancellation or purchase of the policies by the executives. The death benefit payable to an executive’s beneficiary is payable directly by the insurance company to the named beneficiary. As a consequence, the Bank has no benefit obligation to the participants in the executive group term carve-out split dollar life insurance plan, and no accruals (i.e., no expense recognition) are required under generally accepted accounting principles. This bank-owned life insurance program is not expected to result in any material cost to the Corporation or the Bank, and the Corporation anticipates that the bank-owned life insurance could increase the Corporation’s non-interest income in future operating periods.

The Board believes that the bank-owned life insurance used to finance the director split-dollar insurance agreements, the salary continuation agreement for the benefit of the chief executive officer, discussed below, and the group term carve-out insurance program established for executive officers allows the Bank to implement in a cost-effective manner compensation programs that serve the vital purpose of attracting, retaining, and rewarding valued director and executive officer service.

EMPLOYEE BENEFIT PLANS

Pension Plan

The Bank maintains a non-contributory defined benefit pension plan (the “Pension Plan”) that is qualified under the Internal Revenue Code and complies with the requirements of the Employee Retirement Income Security Act of 1984 (“ERISA”).

Effective September 1, 1993, the Pension Plan was curtailed and the crediting of additional benefits to participants under the Pension Plan discontinued. Distributions of vested benefits will be made after the retirement of vested participants. If a participant terminates employment before attaining the normal retirement date as set forth in the Pension Plan, the Pension Plan’s vesting provisions will govern whether such participant is entitled to any benefits pursuant to such Pension Plan.

The Pension Plan covers full-time employees, as of September 1, 1993, who had attained the age of 21 years and had completed at least six months service with the Bank at September 1, 1993. The Pension Plan provides in general for monthly payments to or on behalf of each covered employee upon such employee’s retirement at age 62 or 65, depending upon whether their employment began before April 1, 1976, or after that date. Annual payments are based upon the employee’s base annual compensation for the highest paid three years of employment through September 1, 1993, and such employee’s covered months of service to a maximum of 60 percent.

The Pension Plan provides for optional early retirement benefits provided a participant has attained age 58 and completed at least 25 years of service with the Bank or attained the age of 62 depending on whether their employment began before April 1, 1976 or after that date. The Pension Plan also provides death benefits comparable to the benefits offered in the case of early retirement. To fund the benefits provided by the Pension Plan, the Bank makes an annual contribution, if required, for the benefit of eligible employees computed on an actuarial basis. No contribution was required or made during the last fiscal year. Contributions to the Pension Plan fund are paid entirely by the Bank and expenses of administering the Pension Plan are paid from the fund.

The following table illustrates annual pension benefits for retirement in fiscal 2002 at age 65 under the most advantageous Pension Plan provisions available for various levels of compensation and years of service. The Bank’s Pension Plan does not provide for Social Security integration.

Pension Plan Table

Years of Service (b)

Average Final Earnings (a)	15 Years	20 Years	25 Years	30 Years	35 Years
$25,000	$7,500	$10,000	$12,500	$15,000	$15,000
50,000	15,000	20,000	25,000	30,000	30,000
75,000	22,500	30,000	37,500	45,000	45,000

(a)	Average of highest three years of base annual compensation.
(b)	Benefits are computed based on the participant’s average of highest three years of annual compensation and the number of months of service, up to a maximum of 60%. The Pension Plan does not provide for Social Security integration.

As of December 31, 2002, Ms. Pacocha’s salary for pension benefit purposes was $57,188 and she had thirty-two years of service accrued. No amounts would be payable to Ms. Reed or Messrs. Wiatr, McMahon, or Shannon pursuant to the Pension Plan, as they are not participants in the Pension Plan.

Savings and Protection Plan

Effective April 1, 1994, the Bank amended its Profit-Sharing Plan to add a 401K provision. This part of the Plan allows for a defined contribution by employees with a match by the Bank of 50% on the first 6% of an employee’s salary. If an employee elects to contribute greater than 6% of his or her salary, the Bank’s match is capped at 50% of 6% of the employee’s salary. The Bank amended the Plan, as of January 1, 2000, to change the match to 100% of the first 3% of the employee’s salary and 50% of the next 2% of the employee’s salary. After January 1, 2000, if an employee elects to contribute greater than 5% of his or her salary, the Bank’s match is capped at 100% of the first 3% and 50% of the next 2% of the employee’s salary. The Bank’s total matching contribution for the year ended December 31, 2002, was $171,000. All contributions under the 401K are vested when made, except to the extent adjustment may be necessary to comply with applicable allocation restrictions that apply to 401K plans generally.

The Bank maintains a non-contributory profit-sharing feature to the Profit Sharing Plan that benefits all full-time employees and follows the same eligibility requirements contained in the Bank’s Pension Plan. Contributions to the Profit Sharing Plan are determined annually by the Board of Directors of the Bank on a discretionary basis. No contributions were made to the profit-sharing feature of the Profit Sharing Plan for the year ended December 31, 2002.

The Board of Directors of the Bank reviews the structure of the Profit-Sharing Plan annually, and makes whatever adjustments it deems appropriate. The Bank has no long-term agreement or commitment to maintain the Profit-Sharing Plan.

Salary Continuation and Split Dollar Agreement

The Bank has entered into Salary Continuation Agreements with Mr. Wiatr and Mr. Shannon and two other executive officers of the Bank. The agreements are intended to provide each executive with a fixed annual benefit for 15 years for retirement on or after the normal retirement age of 65.

The Salary Continuation Agreements provide for reduced benefits in the case of early termination or in the case of termination due to disability. Benefits are also payable under the Salary Continuation Agreement if the executive’s service with the Bank terminates before normal retirement age upon the occurrence of a change in control. The term “change in control” is defined in the Salary Continuation Agreement as —

•	a merger occurring and as a consequence the Corporation’s shareholders end up with less than 50% of the resulting company’s voting stock, or

•	a beneficial ownership report is required to be filed under sections 13(d) or 14(d) of the Securities Exchange Act of 1934 by a person (or group of persons acting in concert) to report ownership of 25% or more of the Corporation’s voting securities, or

•	during any period of two consecutive years, individuals who constitute the Corporation’s Board of Directors at the beginning of the two-year period cease for any reason to constitute a majority of the board. Directors elected during the two-year period are treated as if they were Directors at the beginning of the period if they were nominated by at least two-thirds of the Directors in office at the beginning of the period.

Like Mr. Wiatr’s employment agreement discussed elsewhere in this proxy statement, Mr. Wiatr’s Salary Continuation Agreement also provides for payment of a tax gross-up benefit if Mr. Wiatr’s benefits on account of a change in control are subject to excise taxes under sections 280G and 4999 of the Internal Revenue Code. The Bank has also agreed to pay legal fees incurred by Mr. Wiatr associated with the interpretation, enforcement, or defense of his rights under the Salary Continuation Agreement, up to a maximum of $500,000 for Mr. Wiatr.

Effective January 1, 2002, the Bank purchased insurance policies on the lives of four executive officers, making a single premium payment of $4.34 million. The premium amounts are not reflected in the Summary Compensation Table. No benefits are payable under the Salary Continuation Agreement to the executive’s beneficiaries after his death, and the Bank’s obligations under that agreement are extinguished by the executive’s death prior to retirement. If the executive dies before the normal retirement age but in active service to the Bank, his or her beneficiaries will receive a life insurance death benefit in a fixed amount equivalent to his account balance that would be maintained by the Bank as of the executive’s normal retirement age. The Bank is entitled to any insurance policy death benefits remaining after payment to the executive’s beneficiary(ies). The Bank expects to recover the premium in full from its portion of the policies’ death benefits. The Bank purchased the policies as a source of funds for the Salary Continuation Agreement obligations arising out of each executive’s death before retirement, as well as an investment to finance post-retirement payment obligations. Although the Bank expects the policies to serve as a source of funds for death benefits payable under the Salary Continuation Agreements, the executives’ contractual entitlements under the Salary Continuation Agreements are not funded. These contractual entitlements remain contractual liabilities of the Bank, payable after the executive’s termination of employment.

The following table shows benefits payable under the Salary Continuation Agreements to Mr. Wiatr and Mr. Shannon.

	Annual benefit payable under the Salary Continuation Agreement for 15 years for . . .			Lump sum payable for termination on 12/31/02 after a change in control occurring in 2002		Life insurance death benefit if the executive dies in 2002
Named Executive Officer	disability occurring in 2002(1)	early termination occurring in 2002(1)	retirement on or after normal retirement age 65(2)
Francis J. Wiatr	$39,255	$39,255	$158,000	$1,251,085	(3)	$1,429,211
Terrance J. Shannon	$8,074	$8,074	$30,000	$248,050	(4)	$271,369

(1)	Early termination and disability benefits are payable if employment terminates before the normal retirement age. The disability benefit amount increases for each year of service up to the normal retirement age of 65.
(2)	The early termination benefit increases in amount until normal retirement age. Mr. Wiatr and Mr. Shannon will reach the normal retirement age of 65 in 2015 and 2006, respectively.
(3)	Payable within three days after the executive’s termination, the change-in-control lump sum payable under Mr. Wiatr’s Salary Continuation Agreement is determined by taking the executive’s normal retirement age accrual balance and discounting that sum back to the executive’s current age as if the executive had an additional 108 months of service and 108 additional months of age on the date of the executive’s termination of employment at a 4% discount rate. The amount shown assumes a change in control occurs in 2003. The CEO’s employment agreement and Salary Continuation Agreement also provide for an additional tax gross-up payment if the total payments and benefits due as a result of a change in control exceed the limits under section 280G of the Internal Revenue Code. The gross-up feature is discussed in the description of Mr. Wiatr’s employment agreement. The figures in the table above do not include any tax gross-up payments.
(4)	Payable within three days after the executive’s termination, the change-in-control lump sum payable under Mr. Shannon’s Salary Continuation Agreement is determined by taking the executive’s normal retirement age accrual balance and discounting that sum back to the executive’s current age as if the executive had an additional 12 months of service and 12 additional months of age on the date of the executive’s termination of employment at a 4% discount rate. The amount shown assumes a change in control occurs in 2003.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Due to the significant growth of the Bank over the past few years, the Board of Directors decided to update its informal compensation policy as it relates to executive management in 2001. Clark-Bardes Consulting, a preeminent compensation consultant to the financial services industry was engaged at that time to update senior executive compensation practices.

The Board of Directors uses industry salary surveys as a guide for the compensation ranges in effect for executive management. All compensation programs that are in effect for senior managers are reviewed including base pay and performance bonus ranges, stock option grants, and change of control and retirement plans.

In this exercise NewMil Bank compares itself to publicly traded peer group banks both at the national and regional level and as a result the Board of Directors has another tool to measure the appropriateness of executive compensation in all forms and can be assured that it has examined it in a fashion that is closely aligned with the performance objectives of the position and ultimately shareholder interests.

The Board of Directors as a whole makes decisions on compensation for executive officers (with Mr. Wiatr and Ms. Pacocha not participating in decisions concerning their compensation). The Board is currently comprised of twelve members. Because the business of the Corporation currently consists of the business of the Bank, no separate cash compensation is paid to the executive officers of the Corporation. Except for Mr. Wiatr, who participated in discussions concerning Ms. Pacocha’s compensation, no other members of the Board who participated in these decisions are employed by the Corporation or the Bank, neither do any of these members have an interlocking relationship with a compensation committee of another entity, nor do they participate in any of the Corporation’s or Bank’s executive compensation plans.

In addition, the Salary and Benefits Committee, none of whose members are employees of the Corporation or the Bank, makes recommendations to the Board of Directors concerning the grant of stock options pursuant to the Employee Plan to employees, including director and non-director executive employees. Based on these recommendations, the Board of Directors makes decisions regarding the grant of any such options (with Mr. Wiatr and Ms. Pacocha not participating in decisions concerning themselves). This Committee also makes recommendations to the Board of Directors on compensation for other officers and employees and on other benefit plans for employees of the Corporation and the Bank.

In addition to these considerations described above, the Board considers the Corporation’s and the Bank’s performance, the accomplishment of business objectives, and the individual’s contribution to earnings and shareholder value in setting senior officer compensation levels. The three principal components of executive officers’ compensation are salary, performance cash bonuses, and stock options. The Board considers granting bonuses only when it determines that performance is meritorious and exceptional, and only after consideration of such factors as the Bank’s performance for such year compared to prior years, and the time and effort exerted by management. These decisions are made on a judgmental basis, and not according to a specific formula. The Corporation’s CEO, Mr. Wiatr, received a salary of $325,000 as compared to $215,000 during the years ended December 31, 2002 and 2001, respectively. Mr. Wiatr’s salary was increased in 2002 to more closely reflect peer comparisons as a result of the compensation review process with Clark-Bardes Consulting in 2001. A performance bonus of $125,000 was paid for the year ended December 31, 2002, less than the $150,000 paid in 2001 but equivalent to that paid in calendar year 2000, based on the Bank’s profitability and the satisfaction of other Board approved goals and objectives. The Board chose to recognize meritorious performance by Ms. Pacocha, Ms. Reed, Mr. McMahon and Mr. Shannon in the year ended December 31, 2002, by awarding performance bonuses as reflected in the Summary Compensation Table.

Board of Directors of the Corporation and the Bank

Herbert E. Bullock	John J. Otto
Joseph Carlson II	Betty F. Pacocha (not as to herself or Mr. Wiatr)
Kevin L. Dumas	Suzanne L. Powers
Laurie G. Gonthier	Anthony M. Rizzo
Paul N. Jaber	Francis J. Wiatr (not as to himself)
Robert J. McCarthy	Mary C. Williams

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board of Directors adopted a written charter for the Audit Committee. The members of the Audit Committee are independent from management and the Corporation. All Audit Committee members are considered to be financially literate by the Board of Directors of the Corporation. At least one member of the Audit Committee has accounting or related financial management expertise.

The Audit Committee has reviewed and discussed the audited financial statements, for December 31, 2002, with management. The Audit Committee has discussed with PricewaterhouseCoopers, LLP the matters required by Statement on Auditing Standards No. 61. The Audit Committee has received from PricewaterhouseCoopers the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee has discussed with PricewaterhouseCoopers the auditors’ independence from the Corporation. Based upon these discussions the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Form 10-K, for the year ended December 31, 2002.

Audit Committee of the Board of Directors of the Corporation and the Bank

Joseph Carlson II

Kevin L. Dumas

Laurie G. Gonthier

Paul N. Jaber

Robert J. McCarthy

PERFORMANCE GRAPH

The following graph compares over the last five years the cumulative total shareholder return on the Corporation’s Common Stock, based on the market price of the Corporation’s Common Stock, with the cumulative total return of companies on the S&P 500 Index and the reported total return of companies on the KBW New England Bank Index. Total return values were calculated based on cumulative total return values assuming reinvestment of dividends. The graph assumes a $100 investment on December 31, 1997.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

During the year ended December 31, 2002, certain directors and officers of the Corporation and the Bank and associates of such directors and officers have been and currently are customers of the Bank and the Corporation and have had banking and other transactions with the Bank and the Corporation. All transactions, including loans, if any, made to such persons and their associates (a) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers of the Bank, (b) were made in the ordinary course of business, and (c) did not involve more than the normal risk of collectability or present other unfavorable features.

During the year ended December 31, 2002, the Bank and the Bank’s Pension Plan and Profit-Sharing Plan paid PaineWebber fees or commissions for investment services. Some of the commissions that were paid to PaineWebber were earned by Director Laurie G. Gonthier, a Vice President of Marketing for PaineWebber in Middlebury, Connecticut. The commissions paid to Laurie G. Gonthier did not exceed $60,000 on an annualized basis.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003

The Board of Directors of the Corporation has made arrangements with PricewaterhouseCoopers, LLP, independent certified public accountants, to be its independent auditors for the fiscal year ending December 31, 2003, subject to ratification by the Corporation’s shareholders. Neither the firm nor any of its partners has any direct or indirect financial interest in, or any connection (other than as independent auditors) with the Corporation or the Bank. A representative of PricewaterhouseCoopers, LLP is expected to be present at the Meeting and will be provided with an opportunity to make a statement if he or she desires to do so and to respond to shareholders’ questions.

Principal Accountant Fee and Services

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers as of or for the years ended December 31, 2002 and 2001, were:

	2002	2001
Audit	$104,000	$97,286
Audit Related	37,800	52,059
Tax	30,350	20,700
All Other	64,805	67,459

Total	$236,955	$237,504

The Audit fees for the years ended December 31, 2002 and 2001, respectively, were for the professional services rendered for the audits of the consolidated financial statements of the Company and pre-issuance quarterly reviews of the Company’s Forms 10-Q filed with the SEC.

The Audit Related fees for the years ended December 31, 2002 and 2001, respectively, were for assurance and related services related to the Company’s employee benefit plan audit for the year ended December 31, 2001, due diligence related to the Company’s acquisition of Nutmeg Savings during the year ended December 31, 2001, and procedures related to reports required by the Federal Deposit Insurance Corporation Improvement Act of 1991.

Tax fees for the years ended December 31, 2002 and 2001, respectively, were for services related to preparation of the Company’s federal and state tax returns and reviews of quarterly estimated federal and state tax payments.

All Other fees for the years ended December 31, 2002 and 2001, respectively, were for services rendered for internal audit services. Effective January 1, 2003, PricewaterhouseCoopers no longer served as the Company’s internal auditors. The Audit Committee has determined that the internal audit work in the future will be performed by a firm other than PricewaterhouseCoopers.

THE INDEPENDENT AUDITORS MUST BE RATIFIED BY A MAJORITY OF THE VOTES PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” RATIFICATION.

SHAREHOLDER PROPOSALS

Proposals of the Corporation’s shareholders intended to be presented at the 2004 annual meeting of the Corporation must be received by the Corporation not later than December 1, 2003, to be included in the Corporation’s proxy statement and form of proxy relating to that meeting. Any such proposal must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

At the time of preparation of this Proxy Statement, the Board of Directors of the Corporation knew of no other matters to be presented for action at the Meeting other than as set forth in the Notice of Annual Meeting of Shareholders and described in this Proxy Statement. If any other matters properly come before the Meeting or any adjournment(s) thereof, the proxies will be voted in accordance with the determination of a majority of the Board of Directors.

By order of the Board of Directors,

BETTY F. PACOCHA

Secretary

March 31, 2002

PROXY                                                                      PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              NEWMIL BANCORP, INC.
                                 19 Main Street
                         New Milford, Connecticut 06776

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              2003 ANNUAL MEETING OF SHAREHOLDERS --APRIL 30, 2003

     The undersigned shareholder of NewMil Bancorp, Inc. hereby appoints Mary C.
Williams and Anthony M. Rizzo, Sr. and each of them the proxies of the undersigned with full power of substitution to vote all the shares of NewMil
Bancorp, Inc. held of record by the undersigned on March 12, 2003, at the Annual
Meeting of Shareholders of the Corporation to be held at the Candlewood Valley
Country Club, in New Milford, Connecticut, at 9:30 a.m. on Wednesday, April 30,
2003, and at any adjournment(s) thereof, with all the powers which the undersigned would have if personally present, hereby revoking any proxy theretofore given. A majority of said proxies or their substitutes who attend the meeting (or if only one shall be present, then that one) may exercise all of the powers hereby granted.

     This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. If no specification is made, this proxy will be voted "FOR" all nominees for Director and "FOR" proposal 2. If any other business is properly presented at this Annual Meeting, or any adjournment(s)
thereof, this proxy will be voted in accordance with the determination of a majority of the Board of Directors.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE

                       ANNUAL MEETING OF SHAREHOLDERS OF

                              NEWMIL BANCORP, INC.

                                 April 30, 2003

                           Please date, sign and mail
                             your proxy card in the
                            envelop provided as soon
                                  as possible.

                Please detach and mail in the envelope provided.

--------------------------------------------------------------------------------

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
                               "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                   VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

--------------------------------------------------------------------------------

1.   ELECTION OF DIRECTORS

[_] FOR ALL NOMINEES

[_] WITHHOLD AUTHORITY FOR ALL NOMINEES

[_] FOR ALL EXCEPT (See instruction below)

NOMINEES
(_) Herbert E. Bullock
(_) Kevin L. Dumas
(_) John J. Otto
(_) Francis J. Wiatr

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

[_]

--------------------------------------------------------------------------------

2.   PROPOSAL TO RATIFY THE APPOINTMENT OF PricewaterhouseCoopers, LLP as
     independent auditors of NewMil Bancorp, Inc. for the year ending December
     31, 2003.

FOR   AGAINST   ABSTAIN
[_]     [_]       [_]

3.   With discretionary authority to vote upon such other matters as may properly come before the Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

I PLAN TO ATTEND MEETING [_]

Signature of Shareholder                                    Date:
                        ---------------------------------        ------------

Signature of Shareholder                                    Date:
                        ---------------------------------        ------------

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership please sign in partnership name by authorized person.